UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

Teleflex Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 E. Swedesford Rd, Suite 400
Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 255-6800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TFX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

In connection with the proposed offering of Notes described in Item 8.01 below, Teleflex Incorporated (the “Company”) is providing potential investors with a preliminary offering memorandum, dated June 1, 2026 (the “Preliminary Offering Memorandum”). The Preliminary Offering Memorandum contains certain financial information not previously publicly disclosed by the Company, including unaudited Adjusted EBITDA and unaudited Adjusted proforma EBITDA and capitalization metrics. The financial information is provided for illustrative and informational purposes only and does not purport to represent what the Company’s actual consolidated results of operations, financial position or capitalization would have been had the applicable transactions and adjustments occurred on the dates assumed, nor is it necessarily indicative of future results of operations, financial position or capitalization for any future period or as of any future date. Actual results may differ significantly from those reflected. This information is included in Exhibit 99.2 attached to this Current Report on Form 8-K , and incorporated herein by reference to be furnished as part of this Regulation FD Disclosure under Item 7.01.

Item 8.01.	Other Events.

On June 1, 2026, the Company announced that it intends to offer $500.0 million aggregate principal amount of Senior Notes due 2032 (the “Notes”). The Company intends to use the net proceeds from the offering, together with cash on hand, to redeem all of its outstanding 4.625% Senior Notes due 2027 (the “2027 Notes”). A copy of the press release announcing the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The offering of the Notes will be made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the United States only to investors who are reasonably believed to be “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, or to certain non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Current Report on Form 8-K is not an offer to purchase or a solicitation of an offer to purchase, nor does it constitute a notice of redemption with respect to, the 2027 Notes.

Forward-Looking Statements

This report may contain statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance, including, but not limited to, the statements about the proposed offering of the Notes, our intention to issue the Notes, the expected use of proceeds, the Biotronik VI acquisition and the Strategic Divestitures. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” “target,” and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties related to the Company include factors detailed in the reports the Company files with the Securities and Exchange Commission, including those described under “Risk Factors” in its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated June 1, 2026.

99.2	Excerpts from Preliminary Offering Memorandum

104	Cover Page Interactive Data File (embed within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2026

TELEFLEX INCORPORATED

By:	/s/ Daniel V. Logue
Name:	Daniel V. Logue
Title:	Corporate Vice President, General Counsel and Secretary